CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Sit Mutual Funds II, Inc., do hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Sit Mutual Funds II, Inc. for the period ended March 31, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Sit Mutual Funds II, Inc. for the periods presented in the report.

/s/ Roger J. Sit – – – – – – – – – – – – – – – – – –	/s/ Paul E. Rasmussen – – – – – – – – – – – – – – – – – –
Roger J. Sit	Paul E. Rasmussen
Chairman	VP, Treasurer
Sit Mutual Funds II, Inc.	Sit Mutual Funds II, Inc.

Dated: May 17, 2024
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A signed original of this written statement required by Section 906 has been provided by Sit Mutual Funds II, Inc. and will be retained by Sit Mutual Funds II, Inc. and furnished to the SEC or its staff upon request.